FOR IMMEDIATE RELEASE

                                  PRESS RELEASE


     New York, New York (March 23, 1998) - CoreComm Incorporated (NASDAQ: COMM) announced today that it had entered into an agreement to acquire Digicom, Inc. Digicom is primarily a reseller of centrex services in Cleveland, Ohio with approximately 500 customers using approximately 4,000 lines and approximately $3.2 million of revenues for the year 1997. CoreComm has filed an application with the Public Utilities Commission of Ohio for the approval of this acquisition.

     CoreComm provides telecommunications services in the Commonwealth of Puerto Rico and the U.S. Virgin Islands. The acquisition of Digicom is a first step in the implementation of a strategic plan relating to telecommunications opportunities in the United States.


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     For further  information,  please contact Michael J. Peterson,  Director of
Corporate Development or Richard J. Lubasch, Senior Vice President-General Counsel, 212-355-3466.